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                    SIMULATION SCIENCES INC. AND SUBSIDIARIES

                  EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-22137 on Form S-8 of our report dated February 7, 1997, appearing in this Annual Report on Form 10-K of Simulation Sciences Inc. and subsidiaries for the year ended December 31, 1996.



/s/ Deloitte & Touche
DELOITTE & TOUCHE LLP
Costa Mesa, California
March 17, 1997